               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund II,
                       Fidelity Distributors Corporation,
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Variable Insurance Products Fund II and Fidelity Distributors Corporation entered into a Participation Agreement on March 1, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of October 1, 2000.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

Date:    ____________________________


VARIABLE INSURANCE                           FIDELITY DISTRIBUTORS
PRODUCTS FUND II                             CORPORATION

By:      ____________________________        By:      _____________________

Name:    ____________________________        Name:    _____________________

Title:   ____________________________        Title:   _____________________

Date:    ____________________________        Date:    _____________________

                                                    Schedule A

                                    Separate Accounts and Associated Contracts

Name of Separate Account
and Date Established by Board               Contract Name and Form Numbers              Registration Numbers
of Directors                                by Separate Account                         of Contracts
------------------------------              -----------------------------               ---------------------
VEL                                         Vari-Exceptional Life '87                   TBD
(Variable Life)                             Policy Form 1018-87                         TBD
4/2/87
                                            Vari-Exceptional Life '91                   TBD
                                            Policy Form 1018-91                         TBD

                                            Vari-Exceptional Life Plus                  TBD
                                            Policy Forms 1023-91; 1023-93               TBD

VEL II                                      Vari-Exceptional Life '93                   33-71056
(Variable Life)                             Policy Form 1018-94                         811-8130
8/20/91

VEL III                                     Allmerica Estate Optimizer                  333-45914
(Variable Life)                             Policy Form 1030-96                         811-10133
6/13/96

Inheiritage                                 Inheiritage                                 33-74184
(Variable Life)                             Policy Form 1026-94                         811-8304
8/20/91

Group VEL                                   Group Vari-Exceptional Life                 333-06383
(Variable Life)                             Policy Form 1029-94                         811-7663
8/20/91

VA-K                                        Allmerica ExecAnnuity Plus                  33-71052
(Annuity)                                   Policy Form A3018-94                        811-8114
8/20/91
                                            Allmerica Advantage                         33-71052
                                            Policy Form A3025-96                        811-8114

                                            Allmerica Immediate Advantage               333-81859
                                            Policy Form A3029-99                        811-8114

                                            Allmerica Accumulator                       333-87105
                                            Policy Form A3030-00                        811-8114

                                            Allmerica Ultimate Advantage                333-38276
                                            Policy Form A3033-00                        811-8114

                                            Directed Advisory Solutions                 TBD
                                            Policy Form A3030-00                        TBD

                                            Allmerica Value Generation                  TBD
                                            Policy Form A3030-00                        TBD

Allmerica Select                            Allmerica Select Resource                   33-71058
(Annuity)                                   Policy Form A3020-94                        811-8116
8/20/91
                                            Allmerica Select Resource II                33-71058
                                            Policy Form A3025-96                        811-8116

                                            Allmerica Select Charter                    333-63087
                                            Policy Form A3027-98                        811-8116

                                            Allmerica Select Reward                     TBD
                                            Policy Form A3028-99                        TBD

                                            Allmerica Select Acclaim                    TBD
                                            Policy Form A3032-00                        TBD


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